EXHIBIT 11(a)

KEY ENERGY GROUP, INC.
COMPUTATION OF PER SHARE EARNINGS
NINE AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 31, 1995



                                      Nine Months Ended	   	Nine Months Ended
                                 						March 31, 1996 		      March 31, 1995
                                 							        Fully			                 Fully
(thousands, except per share data)		  Primary    Diluted	     Primary   Diluted


Net income                        				$ 2,321    $ 2,321    	$ 1,642  $ 1,642
Shares outstanding at
beginning of period                 	   6,914      6,914		     5,274	   5,274

Other dilutive securities:
  Common shares issued for acquisition
   	of WellTech, Inc.	*	          	        67		        67		      -       -

  Warrants to purchase Common Stock *	     - 		         5	       -       -

  Common shares issued for acquisition
    	of WellTech West Texas operations	    -  	   	     -      1,363	  1,363


Average common shares outstanding 		    6,981       6,981   		 6,637	  6,637

Earnings per share:				                 $0.33       $0.33      $0.25	  $0.25



                              						Three Months Ended  		Three Months Ended
                             						    March 31, 1996		      March 31, 1995

                                         		     Fully			                 Fully
(thousands, except per share data)		Primary    Diluted		  Primary       Diluted

Net income		                    			$   827   $     827 		$   631       $    631

Shares outstanding at
beginning of period	                 6,914       6,914		   5,274         	5,274

Other dilutive securities:
  Common shares issued for acquisition
   	of WellTech, Inc. *			             67		         67		      -             -

  Warrants to purchase Common Stock *   -		          5	       -             -

  Common shares issued for acquisition
    	of WellTech West Texas operations  - 	   	      -	    1,363	         1,363


Average common shares outstanding		   6,981       6,986    6,637         	6,637

Earnings per share:				               $0.12       $0.12    $0.10	         $0.10

 * - Weighted average.